UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

Red Hat, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26281	06-1364380
(State or Other Juris diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2004, the stockholders of Red Hat, Inc. (the “Company”) approved the Company’s 2004 Long-Term Incentive Plan (the “Plan”) by the affirmative vote of the majority of shares present, in person or represented by proxy, and voting at the Company’s 2004 Annual Meeting of Stockholders.

A total of 5,000,000 shares of common stock, plus any shares previously authorized and available for issuance under certain of the Company’s prior plans, is reserved initially for issuance under the Plan, subject to adjustment in certain events, including in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1. 2004 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC.

Date: September 23, 2004	By:	/s/ Michael R. Cunningham
Michael R. Cunningham

EXHIBIT INDEX

Exhibit No.	Description

10.1	2004 Long-Term Incentive Plan